Exhibit 10.23

To:                              Change in Control Buyers (Exhibit A hereto)

Re:                               Share Purchase Agreements (the “Agreements”) between David C. Merrell and certain other stockholders of Two Moons Kachinas Corp., a Nevada corporation (respectively, “Two Moons” and the “Selling Stockholders”) and certain purchasers of such common stock of (respectively, the “Change in Control Buyers” and the “Change in Control Transaction” [as defined in the Agreements])

Gentlemen:

In partial consideration of the Agreements and the Change in Control Transaction and the Reorganization Transaction, and for the additional sums outlined in Exhibit A that is attached hereto and incorporated herein by reference, David C. Merrell (“Merrell”) agrees to pay and indemnify and hold the Change in Control Buyers (as defined in the Share Purchase Agreements) harmless from and against any and all claims or past liabilities of any type or nature whatsoever of Two Moons existing or arising before the Closing of the Agreements and the Change in Control Transaction and the Reorganization Transaction (as defined in the Share Purchase Agreements), while representing that the information contained in the reports and/or registration statements of Two Moons that have been filed with the Securities and Exchange Commission (the “SEC Reports”) is true and correct in every material respect and do not contain any misstatement of a material fact or omit to state a material fact required or necessary to be stated therein that would make the statements made therein not misleading:

1.                                       Merrell hereby agrees pay and to indemnify and hold the Change in Control Buyers, their officers, directors, employees and agents and each person, if any, who controls them within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, following the closing of the Agreements and the Change in Control Transaction, and the Reorganization Transaction, harmless from and against any and all past claims or liabilities of any type or nature whatsoever of Two Moons existing or arising prior to or at such closing, which includes all expenses of Two Moons related to the Agreements and the Change in Control Transaction and the Reorganization Transaction, and compromise and settlement of any amounts due and owing to Merrell for advances or otherwise that were incurred by Two Moons in this respect prior to the Closing; provided, however, such payment and indemnification shall include the payment of all pre-closing cash resources of Two Moons to Merrell, and the sale of all inventory of products to Merrell as partial consideration of such payment and indemnification

2.                                       In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant hereto (the “Indemnified Party”), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing.  A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay.  The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

3.                                       The parties agree that all of the representations and warranties contained herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

4.                                       At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

5.                                       Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.                                       All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Merrell:	9005 Cobble Canyon Lane Sandy, Utah 84093

If to Indemnified Parties:

To their respective addresses in the Share Purchase Agreements

If to Two Moons:	9005 Cobble Canyon lane Sandy, Utah 84093

7.                                       This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

8.                                       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action brought to enforce the terms and provisions of this Agreement or otherwise related to this Agreement shall be brought only in the state and federal courts situated in Salt Lake County, Utah.

9.                                       This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

10.                                 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.                                 In the event of default hereunder by either party, the non-defaulting party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

Dated:	l2-31-04	/s/ David C. Merrell
David C. Merrell